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                            AMENDMENT DATED APRIL 17, 1997
                               TO THE PROSPECTUS DATED
                                    MARCH 6, 1997
                                  FORMING A PART OF
                              S-3 REGISTRATION STATEMENT
                                          OF
                              BALLANTYNE OF OMAHA, INC.



    On March 11, 1997 Geller & Friend Capital Partners, Inc. assigned its option to purchase 82,500 shares of Ballantyne of Omaha, Inc. Common Stock to the following persons:


    Geller & Friend Capital Partners, Inc.                        46,714
    Anthony P. Mazzarella                                         27,500
    Stephen Weinress                                               1,130
    Carl Frankson                                                  3,503
    Greg Presson                                                   3,503
    Kenneth Fader                                                     75
    Marge Goddard                                                     75
                                                                  ------
    Total                                                         82,500
                                                                  ------
                                                                  ------



    Such persons may exercise the options and sell the Common Stock of Ballantyne as set forth on Page 7 of the Prospectus.

    This Amendment supersedes the Prospectus Amendment dated March 25, 1997. This Amendment is filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended and must be affixed to the Prospectus.